Testing the Waters Materials Related to Series #MEEB7985

From the Rally App:

#MEEB7985

MEEBIT #7985 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $38,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#MEEB7985

MEEBIT #7985 (NFT)

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	7,600
Initial Offering Market Cap.	$38,000
Storage Location	Rally MetaMask Institutional Wallet

#MEEB7985 | $38K

COMPARABLE ASSET VALUE

ASSET VALUE
+25.1%

TRANSACTIONS
49

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  If multiple comparable asset sales occurred on a single day, the Chart provides an average for that day.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.  The table below sets forth the data points plotted in the Chart.

Comparable Asset	Date	Sale Price	Source / Sale Venue
Larva Labs Meebit #7996	5/3/2021	$42,196.97	Opensea.io Marketplace
Larva Labs Meebit #8472	5/3/2021	$37,737.13	Opensea.io Marketplace
Larva Labs Meebit #8453	5/3/2021	$34,134.95	Opensea.io Marketplace
Larva Labs Meebit #8163	5/3/2021	$30,464.16	Opensea.io Marketplace
Larva Labs Meebit #9506	5/3/2021	$24,014.54	Opensea.io Marketplace
Larva Labs Meebit #8109	5/3/2021	$23,671.47	Opensea.io Marketplace
Larva Labs Meebit #12842	5/3/2021	$21,441.55	Opensea.io Marketplace
Larva Labs Meebit #9506	5/3/2021	$10,291.94	Opensea.io Marketplace
Larva Labs Meebit #10050	5/4/2021	$39,298.70	Opensea.io Marketplace
Larva Labs Meebit #8472	5/4/2021	$37,661.25	Opensea.io Marketplace
Larva Labs Meebit #5092	5/4/2021	$32,748.92	Opensea.io Marketplace
Larva Labs Meebit #5137	5/4/2021	$32,748.92	Opensea.io Marketplace
Larva Labs Meebit #16549	5/4/2021	$32,748.92	Opensea.io Marketplace
Larva Labs Meebit #10409	5/4/2021	$31,111.47	Opensea.io Marketplace
Larva Labs Meebit #15587	5/4/2021	$30,292.75	Opensea.io Marketplace
Larva Labs Meebit #14749	5/4/2021	$29,474.02	Opensea.io Marketplace
Larva Labs Meebit #12295	5/4/2021	$29,146.54	Opensea.io Marketplace
Larva Labs Meebit #17355	5/4/2021	$29,109.86	Opensea.io Marketplace
Larva Labs Meebit #10050	5/4/2021	$28,164.07	Opensea.io Marketplace
Larva Labs Meebit #450	5/4/2021	$26,199.13	Opensea.io Marketplace
Larva Labs Meebit #12842	5/5/2021	$28,458.81	Opensea.io Marketplace
Larva Labs Meebit #18179	5/5/2021	$23,382.73	Opensea.io Marketplace
Larva Labs Meebit #7985	5/5/2021	$22,924.24	Opensea.io Marketplace
Larva Labs Meebit #19536	5/6/2021	$31,698.06	Opensea.io Marketplace
Larva Labs Meebit #9506	5/6/2021	$30,640.28	Opensea.io Marketplace
Larva Labs Meebit #4684	5/6/2021	$22,924.24	Opensea.io Marketplace
Larva Labs Meebit #1699	5/6/2021	$21,155.54	Opensea.io Marketplace
Larva Labs Meebit #749	5/6/2021	$21,155.54	Opensea.io Marketplace
Larva Labs Meebit #19659	5/7/2021	$28,207.39	Opensea.io Marketplace
Larva Labs Meebit #7985	5/7/2021	$25,562.95	Opensea.io Marketplace
Larva Labs Meebit #2593	5/7/2021	$24,328.77	Opensea.io Marketplace
Larva Labs Meebit #2593	5/7/2021	$17,629.62	Opensea.io Marketplace
Larva Labs Meebit #11320	5/8/2021	$29,602.38	Opensea.io Marketplace
Larva Labs Meebit #9539	5/9/2021	$31,343.69	Opensea.io Marketplace
Larva Labs Meebit #11703	5/10/2021	$33,247.53	Opensea.io Marketplace
Larva Labs Meebit #10570	5/14/2021	$18,435.80	Opensea.io Marketplace
Larva Labs Meebit #14342	5/14/2021	$18,435.80	Opensea.io Marketplace
Larva Labs Meebit #3698	5/15/2021	$24,315.92	Opensea.io Marketplace
Larva Labs Meebit #10006	5/15/2021	$15,529.50	Opensea.io Marketplace

Larva Labs Meebit #10006	5/16/2021	$14,286.42	Opensea.io Marketplace
Larva Labs Meebit #15587	5/17/2021	$17,829.22	Opensea.io Marketplace
Larva Labs Meebit #5131	5/26/2021	$11,460.49	Opensea.io Marketplace
Larva Labs Meebit #15870	5/31/2021	$9,447.26	Opensea.io Marketplace
Larva Labs Meebit #8628	6/5/2021	$10,757.11	Opensea.io Marketplace
Larva Labs Meebit #12842	6/13/2021	$11,785.16	Opensea.io Marketplace
Larva Labs Meebit #19476	6/22/2021	$8,370.65	Opensea.io Marketplace
Larva Labs Meebit #2593	6/28/2021	$10,551.69	Opensea.io Marketplace
Larva Labs Meebit #19299	6/28/2021	$10,328.98	Opensea.io Marketplace
Larva Labs Meebit #18179	7/5/2021	$15,621.73	Opensea.io Marketplace
Larva Labs Meebit #4684	#VALUE!	$15,509.72	Opensea.io Marketplace
Larva Labs Meebit #1323	7/6/2021	$16,769.51	Opensea.io Marketplace
Larva Labs Meebit #15587	7/10/2021	$17,957.01	Opensea.io Marketplace
Larva Labs Meebit #10570	7/16/2021	$16,322.92	Opensea.io Marketplace
Larva Labs Meebit #2593	7/25/2021	$17,193.81	Opensea.io Marketplace
Larva Labs Meebit #18694	7/31/2021	$19,477.92	Opensea.io Marketplace
Larva Labs Meebit #16549	8/1/2021	$29,505.99	Opensea.io Marketplace
Larva Labs Meebit #749	8/1/2021	$29,481.60	Opensea.io Marketplace
Larva Labs Meebit #11320	8/1/2021	$28,606.36	Opensea.io Marketplace
Larva Labs Meebit #9539	8/1/2021	$26,530.34	Opensea.io Marketplace
Larva Labs Meebit #1710	8/4/2021	$38,179.72	Opensea.io Marketplace
Larva Labs Meebit #9539	8/4/2021	$37,864.30	Opensea.io Marketplace
Larva Labs Meebit #3698	8/4/2021	$37,041.16	Opensea.io Marketplace
Larva Labs Meebit #11320	8/4/2021	$35,673.44	Opensea.io Marketplace
Larva Labs Meebit #14749	8/4/2021	$30,260.51	Opensea.io Marketplace
Larva Labs Meebit #7985	8/5/2021	$45,441.72	Opensea.io Marketplace
Larva Labs Meebit #2593	8/6/2021	$51,570.00	Opensea.io Marketplace
Larva Labs Meebit #7996	8/6/2021	$49,995.87	Opensea.io Marketplace
Larva Labs Meebit #2264	8/6/2021	$41,344.87	Opensea.io Marketplace
Larva Labs Meebit #3698	8/7/2021	$59,745.14	Opensea.io Marketplace
Larva Labs Meebit #1710	8/8/2021	$53,339.43	Opensea.io Marketplace
Larva Labs Meebit #1710	8/9/2021	$51,755.18	Opensea.io Marketplace
Larva Labs Meebit #7379	8/11/2021	$36,613.96	Opensea.io Marketplace
Larva Labs Meebit #16549	8/22/2021	$42,401.16	Opensea.io Marketplace
Larva Labs Meebit #2264	8/23/2021	$54,691.42	Opensea.io Marketplace
Larva Labs Meebit #7985	8/23/2021	$52,455.08	Opensea.io Marketplace
Larva Labs Meebit #7379	8/23/2021	$50,880.43	Opensea.io Marketplace
Larva Labs Meebit #10006	8/23/2021	$50,046.32	Opensea.io Marketplace
Larva Labs Meebit #6035	8/23/2021	$46,470.72	Opensea.io Marketplace

Larva Labs Meebit #2593	8/24/2021	$69,446.96	Opensea.io Marketplace
Larva Labs Meebit #15352	8/24/2021	$61,499.85	Opensea.io Marketplace
Larva Labs Meebit #9539	8/27/2021	$64,031.28	Opensea.io Marketplace
Larva Labs Meebit #9937	8/28/2021	$64,792.03	Opensea.io Marketplace
Larva Labs Meebit #7996	8/28/2021	$64,468.07	Opensea.io Marketplace
Larva Labs Meebit #7379	8/29/2021	$73,898.36	Opensea.io Marketplace
Larva Labs Meebit #10006	8/29/2021	$72,607.56	Opensea.io Marketplace
Larva Labs Meebit #10570	8/29/2021	$67,767.06	Opensea.io Marketplace
Larva Labs Meebit #8544	8/30/2021	$96,731.22	Opensea.io Marketplace
Larva Labs Meebit #19299	8/30/2021	$92,861.98	Opensea.io Marketplace
Larva Labs Meebit #6035	8/30/2021	$92,539.54	Opensea.io Marketplace
Larva Labs Meebit #1323	8/30/2021	$89,960.04	Opensea.io Marketplace
Larva Labs Meebit #16549	8/30/2021	$88,670.29	Opensea.io Marketplace
Larva Labs Meebit #8815	8/30/2021	$72,548.42	Opensea.io Marketplace
Larva Labs Meebit #7379	9/1/2021	$80,531.39	Opensea.io Marketplace
Larva Labs Meebit #6035	9/1/2021	$80,531.39	Opensea.io Marketplace
Larva Labs Meebit #8815	9/7/2021	$81,761.52	Opensea.io Marketplace
Larva Labs Meebit #2593	9/11/2021	$76,068.77	Opensea.io Marketplace
Larva Labs Meebit #6035	9/16/2021	$81,807.26	Opensea.io Marketplace
Larva Labs Meebit #8254	11/4/2021	$63,361.97	Opensea.io Marketplace
Larva Labs Meebit #10570	12/11/2021	$40,270.10	Opensea.io Marketplace
Larva Labs Meebit #7169	12/30/2021	$40,721.23	Opensea.io Marketplace
Larva Labs Meebit #9937	1/1/2022	$39,210.89	Opensea.io Marketplace
Larva Labs Meebit #15100	1/12/2022	$40,589.52	Opensea.io Marketplace
Larva Labs Meebit #7985	1/27/2022	$35,008.12	Opensea.io Marketplace

“NFT sales had a breakthrough year in 2021, with total sales volume surging to $14 billion.”

BUSINESS INSIDER

January 2022

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#MEEB7985

MEEBIT #7985 (NFT)

After cementing CryptoPunks as a pillar of the NFT ecosystem, Larva Labs followed up with Meebits, which have quickly entered the upper echelon of blue chip NFT projects. #MEEB7985 is Meebit #7985. Just 4% of Meebits share #MEEB7985's Pig type, while a mere 0.94% feature its rarest attribute: Magenta Overshirt Color. Meebits have established themselves as a constant member of the top ten on OpenSea's Top NFT Rankings and frequently appear atop weekly charts for sales volume.

BROWSE ALL DETAILS ›

#MEEB7985 | *Visuals*

Out of 20,000 Meebits, only 13 (.065%) feature #MEEB7985's Purple Snoutz Tee combination.

LAUNCH GALLERY ›

DESCRIPTION OF SERIES MEEBIT 7985 NFT

Investment Overview

•Upon completion of the Series #MEEB7985 Offering, Series #MEEB7985 will purchase a Number 7985 Pig Meebit NFT with Magenta Overshirt Color for Series #MEEB7985 (The “Series Meebit 7985 NFT” or the “Underlying Asset” with respect to Series #MEEB7985, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•According to Larva Labs, owners of Meebits have the ability to “render and animate” their Meebit as well as the option to use the NFT as their avatar in the metaverse.

•The Underlying Asset is a Number 7985 Pig Meebit NFT with Magenta Overshirt Color.

Asset Description

Overview & Authentication

•In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.

•Larva Labs launched Meebits in May 2021, a collection of 20,000 uniquely generated 3D characters.

•In September 2021, Meebits were included in Christie's “No Time Like Present” auction, which also featured CryptoPunks and Bored Apes.

•Each Meebit comes in 1 of 7 basic types, with over 94% falling under the Human type.

•Pig Meebits represent less than 3.6% of all Meebits.

•According to Larva Labs, owners of Meebits have the ability to “render and animate” their Meebit as well as the option to use the NFT as their avatar in the metaverse.

•In October 2021, Cryptocurrency-focused investment management company, Meta4 Capital, launched.  Their blue-chip NFT portfolio included Meebits alongside Mutant Apes, Cryptoads and plots of land in The Sandbox metaverse platform. Meta4 Capital received major investment from Andreessen Horowitz’s A16z fund.

•United Talent Agency (UTA), a well-known American talent firm, announced that it will represent Larva Labs, Meebits, Autoglyphs, and Cryptopunks, paving a way for opportunities across television, publishing, film, licensing, and video games.

•The Tech Times named Meebits one of the 5 most popular NFT collections in September 2021.

•As of January 27, 2022, Meebits is the 8th ranked of the top NFTs on OpenSea all time, ranked by volume, floor price, and other statistics.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is Meebit #7985.

•The Underlying Asset has the following ten properties: Magenta (Overshirt Color), Snoutz Tee (Shirt), Athletic Jacket (Overshirt), Luxe (Pants Color), Pig (Type), Purple (Shirt Color), Classic (Shoes), Bald (Hairstyle), Black (Shoes Color), and Regular Pants (Pants).

•The Underlying Asset was minted on May 3, 2021 by B50AC7.

•The Underlying Asset was sold on May 5, 2021, for 7 Ethereum ($24,655.26) to ETH wallet B50B62. On May 7, 2021, the Underlying Asset was sold for 7.25 Ethereum ($25,258.71) to ETH wallet BatSoupYum. On August 5, 2021, the Underlying Asset was sold for 16.8 Ethereum ($47,531.06) to ETH wallet B0o. On August 23, 2021, the Underlying Asset was sold for 15.69 Ethereum ($52,133.32) to ETH wallet DanielZhang.

•The Underlying Asset is ranked the 2,159th most rare Meebit in the collection by Rarity Tools with a Rarity Score of 81.92.

Notable Defects

•The Underlying Asset is consistent with the description provided by Larva Labs and proof of ownership stored on the Ethereum blockchain.

Details

Series Meebit 7985 NFT
Creator	Larva Labs
NFT	Meebit
Number	7985
Property	Magenta (Overshirt Color)
Property Rarity	0.94% Have This Trait
Property	Snoutz Tee (Shirt)
Property Rarity	1% Have This Trait
Property	Athletic Jacket (Overshirt)
Property Rarity	3% Have This Trait
Property	Luxe (Pants Color)
Property Rarity	3% Have This Trait
Property	Pig (Type)
Property Rarity	4% Have This Trait
Property	Purple (Shirt Color)
Property Rarity	4% Have This Trait
Property	Classic (Shoes)
Property Rarity	9% Have This Trait
Property	Bald (Hairstyle)
Property Rarity	9% Have This Trait
Property	Black (Shoes Color)
Property Rarity	15% Have This Trait
Property	Regular Pants (Pants)
Property Rarity	16% Have This Trait

Rarity Score	81.92
Proof of Ownership	Ethereum Blockchain
Wallet	0x5F26F900CE84f84Af7f67f3E76831ADd24f948aD

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series Meebit 7985 NFT going forward.